Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

          In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2004 (the “Report”) by Valeant Pharmaceuticals International (“Registrant”), each of the undersigned hereby certifies, to such officer’s knowledge, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Date: March 16, 2005	/s/ Timothy C. Tyson
Timothy C. Tyson
President and Chief Executive Officer

Date: March 16, 2005	/s/ Bary G. Bailey
Bary G. Bailey
Executive Vice President and Chief Financial Officer

     A signed original of this written statement required by Section 906 has been provided to Valeant Pharmaceuticals International and will be furnished to the Securities and Exchange Commission or its staff upon request.